SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GEN CIGAR HLDG INC A

          GAMCO INVESTORS, INC.
                                 9/26/97            2,000-           27.1284
                                 9/24/97            6,000-           26.8660
                                 9/16/97            6,000            24.5000
          GABELLI ASSOCIATES FUND
                                 9/12/97            1,300-           25.4615
                                 9/12/97            1,300            25.2885
                                 9/12/97            8,900-           22.3233
                                 9/12/97            9,000-           22.0993























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.




                                       28


SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

PREFERRED CONVERTIBLE STOCK-GEN CIGAR HLDG INC B

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 9/30/97           10,000-           28.4520
                                 9/29/97            5,000-           27.3866
                                 9/22/97            3,000-           26.9595
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/30/97            7,000-           28.4520
                                 9/29/97            5,000-           27.6991
               THE GABELLI EQUITY TRUST,INC.
                                 9/29/97            2,000-           27.6991
                                 9/22/97            3,584-           27.3241
               THE GABELLI EQUITY INCOME FUND
                                 9/30/97            2,000-           28.4520
                                 9/22/97            2,000-           26.8866
               THE GABELLI CAPITAL ASSET FUND
                                 9/26/97            2,227-           26.6991
          GAMCO INVESTORS, INC.
                                 9/30/97           10,500-           28.8528
                                 9/29/97            1,500-           27.6000
                                 9/25/97            1,500-           26.8125
                                 9/25/97              500-           26.8660
                                 9/24/97              887-           27.0017
          GAMCO INVESTORS, INC.
                                 9/30/97            8,039-           28.8528
                                 9/30/97            1,673-           28.0000
                                 9/30/97            5,000-           28.6875
                                 9/30/97            2,000-           27.8750
                                 9/29/97            1,000-           27.8125
                                 9/29/97            2,778-           27.8750
                                 9/29/97              945-           27.7500
                                 9/29/97            1,000-           27.6000
                                 9/29/97            4,998-           27.5000
                                 9/26/97            4,547-           27.1284
                                 9/26/97            5,000-           26.8750
                                 9/25/97            2,450-           27.0000
                                 9/24/97            2,000-           27.0000
                                 9/24/97            1,336-           27.0017
                                 9/24/97            4,566-           26.8660




                                       29

SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

PREFERRED CONVERTIBLE STOCK-GEN CIGAR HLDG INC B

         GAMCO INVESTORS, INC.
                                 9/22/97            5,572-           27.4103
                                 9/22/97            2,341-           27.2500
                                 9/22/97            5,000-           26.9375
                                 9/19/97           18,600-           26.4755
                                 9/17/97            2,248-           25.5474
                                 9/15/97            8,000-           21.4688
                                 9/15/97            8,000            21.4688
                                 9/12/97            8,000-           21.4688
























         (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.




                                       30